Report of Independent Accountants

To the Shareholders and Board of
Directors of
Salomon Brothers Capital Fund Inc


In planning and
performing our audit
 of the financial statements of
 Salomon
 Brothers Capital Fund Inc
 (the "Fund")
 for the year ended
December 31, 2001,
 we considered their
 internal control,
 including control activities
 for
safeguarding
securities, in order to
 determine our auditing
procedures for
 the purpose of expressing
 our opinion
 on the financial statements
and to
comply with the requirements
 of Form
 N-SAR, not to provide
assurance on
 internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
 fulfilling this responsibility,
 estimates
 and judgments by management are
required to assess
the expected benefits
 and related costs of
 controls.  Generally,
 controls that are
relevant to an audit
 pertain to the
 entity's objective of
preparing financial
statements for
 external purposes that
are fairly
 presented in conformity
 with generally
 accepted accounting principles.
  Those controls include the
safeguarding
 of assets against
unauthorized acquisition,
 use or disposition.
Because of inherent
limitations in internal
 control, errors or fraud
may occur and not
 be detected.  Also,
 projection of any
evaluation of internal
control to future
 periods is subject to
the risk that controls
 may become inadequate
because of changes
 in conditions or that the
 effectiveness of the
 design and operation
may deteriorate.
Our consideration of
Internal control
 would not necessarily
 disclose all matters
 in internal control
 that might be material
 weaknesses under
standards established
 by the American
Institute of Certified
 Public Accountants.
 A material
 weakness is a
condition in which the
 design or operation
 of one or more of
 the internal control
 components does
not reduce to a
relatively low level the
 risk that
 misstatements caused by error
 or fraud in amounts
that would be
 material in relation
to the financial
statements being
audited may occur
and not be detected
within a timely
period by employees
in the normal
course of performing
their assigned
functions.  However,
 we noted no matters
 involving internal control
and its operation,
 including controls for
 safeguarding
securities, that we
consider to be material
 weaknesses as defined
above as of
December 31, 2001.
This report is intended
solely for the
 information and use of
 management and
 the Board of Directors of
the Fund and the
 Securities and Exchange
 Commission and
 is not intended to be and
should not be used
by anyone other than these
specified parties.

PricewaterhouseCoopers LLP

February 19, 2002

To the Shareholders and
 Board of Directors of
Salomon Brothers Capital Fund Inc


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